EXHIBIT 23.1

[Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our audit report dated September 22, 2006 for the financial statements for the years ended June 30, 2006 and 2005 in the SB-2 Registration Statement of Paramount Gold Mining Corp. dated August 2, 2007 as filed with the Securities and Exchange Commission.

/s/ Cinnamon Jang Willoughby & Company
Chartered Accountants

Burnaby, Canada

August 2, 2007